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                                                                  EXHIBIT 23.11

                          CONSENT OF HARVEY S. KLEIN

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Gotham Golf Corp. in the Registration Statement on Form S-4, dated May 13, 2002.

                                            By:           /s/ Harvey S. Klein
                                            ---------------------------------
                                                     Harvey S. Klein

May 13, 2002